UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2005

Pliant Corporation

(Exact name of registrant as specified in its charter)

Utah

(State or other jurisdiction of incorporation)

333-40067

(Commission File Number)

87-0496065

(I.R.S. Employer Identification No.)

1475 Woodfield Road, Suite 700, Schaumburg, Illinois 60173

(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 969-3300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (b) On January 31, 2005, Donald J. Hofmann, Jr. resigned as a member of the Board of Directors of the Company and as Chairman of the Audit Committee.

     (d) On January 31, 2005, John D. Bowlin was elected as a member of the Board of Directors of the Company. Mr. Bowlin was most recently the Chief Executive Officer of Miller Brewing Company.

     On January 31, 2005, Sean Epps was elected as a member of the Board of Directors of the Company. Mr. Epps is a principal of J.P. Morgan Partners, LLC, an affiliate of our principal stockholder, J.P. Morgan Partners (BHCA), L.P. Pursuant to the stockholders’ agreement, Mr. Epps is one of the designees to the board by our institutional common stockholders and warrantholders.

Item 9.01.      Financial Statements and Exhibits

Exhibit No.	Document

99.1	Press release, issued February 2, 2005

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PLIANT CORPORATION
Dated: February 2, 2005	By:	/s/ James Ide
James Ide
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press Release, issued February 2, 2005.

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